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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                        OCTOBER RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        October, 1995      Fiscal 1995 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $22.6    $31.7    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                         0.6      2.6    (12.8)   (11.6)
   Non-Cash Income Tax Exp (Ben)             0.3      1.1     (5.6)    (5.0)
   Other                                     0.6      0.6      4.7      4.7
                                        ------------------------------------
Cash Provided by (Used in) Operations        1.5      4.3    (13.7)   (11.9)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (40.0)   (43.1)  (170.1)  (154.6)
   Trade Payables increase (decrease)       40.1     58.2     72.4     81.4
   All Other                                (9.8)   (10.0)   (35.3)   (29.3)
                                        ------------------------------------
Net Changes in Working Capital              (9.7)     5.1   (133.0)  (102.5)

Capital Expenditures                        (3.1)    (1.1)   (20.1)   (23.6)

Other:
   ST Borrowings (Payments) - Revolver       9.2    (15.0)   175.7    165.0
   Capital Lease Payments                   (0.3)    (0.3)    (3.1)    (4.3)
   Long-Term Debt Payments                     -     (0.2)   (15.2)   (12.4)
   Financing Fee Payments                   (0.2)    (0.3)    (1.0)    (1.3)
                                        ------------------------------------
Total Other                                  8.7    (15.8)   156.4    147.0
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (2.6)    (7.5)   (10.4)     9.0
                                        ------------------------------------

Ending Cash & Cash Equivalents             $20.0    $24.2    $20.0    $24.2
                                        ====================================

(a)As reported on Form 8-K dated August 18, 1995


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